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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-51877 of Triarc Companies, Inc. on Form S-3 of our reports dated March 10, 1998 (March 25, 1998 as to Note 8), appearing in the Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended December 28, 1997 and to the reference to us under the heading 'Experts' in the Prospectus, which is part of this Amendment No. 1 to Registration Statement No. 333-51877.


DELOITTE & TOUCHE LLP


New York, New York
May 22, 1998


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